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                         NEXTLINK COMMUNICATIONS, INC.

            OFFER FOR ALL OUTSTANDING 10 1/2% SENIOR NOTES DUE 2009
           AND ALL OUTSTANDING 12 1/8% SENIOR DISCOUNT NOTES DUE 2009
             IN EXCHANGE FOR UP TO $400,000,000 PRINCIPAL AMOUNT OF
        10 1/2% SENIOR NOTES DUE 2009 AND $455,000,000 PRINCIPAL AMOUNT
            OF 12 1/8% SENIOR DISCOUNT NOTES DUE 2009, RESPECTIVELY

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON        ,
 2000, UNLESS EXTENDED OR TERMINATED (THE "EXPIRATION DATE").

To Brokers, Dealers, Commercial Banks
Trust Companies and Other Nominees:

    Enclosed for your consideration is a Prospectus dated           , 2000 (as
the same may be amended or supplemented form time to time, the "Prospectus") and two forms of Letter of Transmittal (each a "Letter of Transmittal" and collectively the "Letters of Transmittal") relating to the offer (the "Exchange Offer") by NEXTLINK Communications, Inc. (the "Company") to exchange up to $400,000,000 in aggregate principal amount of its Senior Notes due 2009 and $455,000,000 principal amount of Senior Discount Notes Due 2009 (collectively, the "New Notes") for $400,000,000 in aggregate principal amount of its Senior Notes due 2009 and $455,000,000 principal amount of Senior Discount Notes Due 2009 (collectively, the "Old Notes"), respectively.

    We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own name. The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Old Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

    Enclosed are copies of the following documents:

        1. The Prospectus;

        2. Two Letters of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients;

        3. A form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee; with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

        4. Two forms of Notices of Guaranteed Delivery; and

        5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

    Your prompt action is requested. The Exchange Offer will expire at
5:00 p.m., New York City Time, on           , 2000, unless extended (the
"Expiration Date"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

    In all cases, exchanges of Old Notes for New Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Old Notes or a confirmation of a book-entry transfer of such Old Notes, as the case may be, (b) the appropriate Letter of Transmittal (or a facsimile thereof) promptly completed and duly executed with any
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required signature guarantees, and (c) any other documents required by the appropriate Letter of Transmittal.

    Holders who wish to tender their Old Notes and (a) whose Old Notes are not immediately available, (b) who cannot deliver their Old Notes, the appropriate Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date or (c) who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Notes by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

    To tender Old Notes, certificates for Old Notes, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, together with any other required documents, must be received by the Exchange Agent as provided the Prospectus and the appropriate Letter of Transmittal.

    Additional copies of the enclosed material may be obtained form the Exchange Agent, United States Trust Company of New York, by calling (800) 548-6565.

    NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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